SUPERIOR NATIONAL INSURANCE GROUP, INC.
                                26601 Agoura Road
                           Calabasas, California 91320

                                                                October 16, 1998

Insurance Partners, L.P.
201 Main Street, Suite 2600
Fort Worth, Texas  76102

Insurance Partners Offshore (Bermuda), L.P.
Cedar House
41 Cedar Avenue
P.O. Box HM 1179
Hamilton HM EX, Bermuda

Capital Z Partners, Ltd.
One Chase Manhattan Plaza
44th Floor
New York, New York 10005

International Insurance Advisors, Inc.
One Chase Manhattan Plaza
44th Floor
New York, New York 10005

International Insurance Investors, L.P.
c/o International Insurance Investors (Bermuda) Limited
Cumberland House
One Victoria Street
Hamilton HM HX, Bermuda

CentreLine Reinsurance Limited
Cumberland House
One Victoria Street
Hamilton HM HX, Bermuda

The persons listed on Schedule 1 hereto
at the addresses set forth opposite
the names of such persons

The persons listed on Schedule 2 hereto
c/o Superior National Insurance Group, Inc.
26601 Agoura Road
Calabasas, California 91320

Ladies and Gentlemen:

         Reference is made to (i) the Stock Purchase Agreement, dated as of May 5, 1998 (the "1998 Stock Purchase Agreement"), among Superior National Insurance Group, Inc. (the "Company"), Insurance Partners, L.P. ("IP Delaware"), Insurance Partners Offshore (Bermuda), L.P. ("IP Bermuda") and Capital Z Partners, Ltd. ("Cap Z", and together with IP Delaware and IP Bermuda, the "Purchasers"), (ii) the Note Purchase Agreement, dated as of March 31, 1992 (the "Note Purchase Agreement"), among the Company and each of the several purchasers listed on
Schedule I thereto, (iii) the Preferred Securities Purchase Agreement, dated as of June 30, 1994 (the "Preferred Securities Purchase Agreement"), among the Company, Superior National Capital Holding Corporation, Superior National Capital, L.P. and Centre Reinsurance Services (Bermuda) III Limited and (iv) the Letter, dated November 25, 1996 (the "1996 Letter"), from the Company to IP Delaware, IP Bermuda, International Insurance Advisors, Inc. ("IIA"), International Insurance Investors, L.P. ("III") and the other parties listed on the signature page thereto.

         Pursuant to (a) Section 1.2 of the Note Purchase Agreement, the Company issued to (i) IIA, as agent for the general partner and the limited partners of III, warrants (the "IIA Warrants") to purchase (subject to adjustment) 1,474,306 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company and (ii) the individuals listed on Schedule 2 hereto (the "Management Warrantholders") warrants (the "Management Warrants") to purchase (subject to adjustment) 92,159 shares of Common Stock and (b) Section 5.8 of the Preferred Securities Purchase Agreement, the Company issued to CentreLine Reinsurance Limited ("CentreLine") a warrant (the "CentreLine Warrant") to purchase (subject to adjustment) 579,356 shares of Common Stock. Each of the IIA Warrants, the Management Warrants and the CentreLine Warrant may hereinafter be referred to collectively as the "Warrants" or individually as a "Warrant," and the holders of the Warrants may hereinafter be referred to collectively as the "Warrantholders" or individually as a "Warrantholder".

         The Company will, prior to the closing under the 1998 Stock Purchase Agreement, issue subscription rights for the purchase of up to an aggregate amount of $109,690,122 of Common Stock at a price per share of $16.75 (the "Rights Offering") to (i) the holders of its Common Stock (other than IP Delaware and IP Bermuda), (ii) the Warrantholders pursuant to preemptive rights and (iii) the Company's employees and consultants holding options to purchase Common Stock and authorized but unissued shares of restricted Common Stock. In addition, pursuant to the 1998 Stock Purchase Agreement, a copy of which is enclosed herewith, the Company has agreed to issue to the Purchasers (the "Stock Issuance"), and the Purchasers have agreed to purchase from the Company, (x) shares of Common Stock in an aggregate amount of $94,000,000 at a price per share of $16.75 and (y) the number of shares of Common Stock not subscribed for in the Rights Offering or purchased by Warrantholders pursuant to their preemptive rights described in paragraph 6(a) below at a price per share of $16.75 up to an aggregate amount of $106,000,000 of Common Stock.

         Pursuant to the 1998 Stock Purchase Agreement, the Company, IP Delaware, IP Bermuda and Cap Z will enter into an Amended and Restated Registration Rights Agreement (as it may be amended, modified or otherwise supplemented from time to time in accordance with its terms, the "Amended and Restated Registration Rights Agreement"), the form of which is attached as Exhibit C to the copy of the 1998 Stock Purchase Agreement enclosed herewith, prior to the Closing under the 1998 Stock Purchase Agreement.

         Pursuant to the 1998 Stock Purchase Agreement, as payment of a commitment fee the Company has agreed to issue to the Purchasers warrants (the "1998 Warrants") to purchase (subject to adjustment) 734,000 shares of Common Stock (the "Warrants Issuance", and, together with the Rights Offering and the Stock Issuance, the "1998 Issuance").

         Please find enclosed herewith the Company's proxy statement (the "Proxy") related to its Annual Meeting of Stockholders to be held November 3, 1998, which Proxy describes the transactions identified above in detail. Please review the Proxy in connection with your consideration of the items set forth in this letter.

         1. Registration Rights Agreement. The parties hereto acknowledge that prior to the Closing under the 1998 Stock Purchase Agreement, the Company, IP Delaware, IP Bermuda and Cap Z will enter into the Amended and Restated Registration Rights Agreement.

         2. Demand Registrations. If at any time pursuant to Section 8.3 of the IIA Warrants, the Management Warrants or the CentreLine Warrant any holder (the "Initiating Holder") thereof requests in writing that the Company effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), and under the securities or "blue sky" laws of any jurisdiction designated by such holder (a "Demand Registration"), of all or part of such holder's shares of Common Stock issued or issuable upon exercise of its Warrant, then the Company shall, in addition to its obligations under Section 8.3 of each of the Warrants, promptly give written notice of such Demand Registration to the Insurance Partners Stockholders (as defined in the Amended and Restated Registration Rights Agreement) and use its best efforts to effect the registration under the Securities Act of the Registrable Securities (as defined in the Amended and Restated Registration Rights Agreement) which the Company has been requested by the Insurance Partners Stockholders to register. In connection with any Demand Registration involving an underwriting, if the managing underwriter of the offering advises the Company in writing that in its opinion the aggregate amount of shares of Common Stock requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of shares of Common Stock that in the opinion of such managing underwriter may be sold without such material adverse effect and shall reduce, as to each Initiating Holder, each holder of Warrants (other than the Initiating Holder) requesting registration of shares of Common Stock in such Demand Registration pursuant to Section 8.3 of such Warrants (the "Other Rightholders") and the Insurance Partners Stockholders as a group, the amount of Common Stock to be included in such registration, pro rata within such group based on the number of shares of Common Stock included in the request for registration by such Initiating Holder, Other Rightholders and Insurance Partners Stockholders. The Insurance Partners Stockholders covenant and agree that in the event that any of the Insurance Partners Stockholders requests a Demand Registration pursuant to the Amended and Restated Registration Rights Agreement (an "IP Demand Registration"), each of the holders of the IIA Warrants, the Management Warrants and the CentreLine Warrant shall be entitled to participate in such IP Demand Registration to the same extent that the Insurance Partners Stockholders are entitled to participate in a Demand Registration pursuant to this paragraph
2. This paragraph 2 will supersede in its entirety paragraph 4 of the 1996 Letter upon the execution of the Amended and Restated Registration Rights Agreement, which will occur on the date the transactions under the 1998 Stock Purchase Agreement are consummated (the "Closing Date").

         3. Incidental Registrations. If (a) the Company, at any time or from time to time, proposes to register in an underwriting any of its shares of Common Stock for its own account under the Securities Act (subject to the limitations set forth in Section 4(a) of the Amended and Restated Registration Rights Agreement) (an "Incidental Registration") and (b) the representative of the underwriters advises the Company in writing that marketing factors require a limitation of the number of shares of Common Stock to be underwritten, then the number of shares of Common Stock that are entitled to be included in the Incidental Registration shall be allocated (i) first, to the Company for shares of Common Stock being sold for its own account, (ii) second, among each holder of Warrants requesting registration of shares of Common Stock in such Incidental Registration pursuant to Section 8.4(a) of such Warrants, each of the Insurance Partners Stockholders requesting registration of its Registrable Securities in such Incidental Registration pursuant to Section 4(a) of the Amended and Restated Registration Rights Agreement and any other holders of Common Stock entitled to "incidental" registration rights and requesting inclusion of shares of Common Stock in such Incidental Registration, pro rata on the basis of the number of shares of Common Stock requested to be included in such Incidental Registration and (iii) third, any other shares of Common Stock requested to be included in such Incidental Registration. The Insurance Partners Stockholders covenant and agree that pursuant to the Amended and Restated Registration Rights Agreement, in the event of an Incidental Registration in which marketing factors require a limitation of the number of shares of Common Stock to be underwritten, the allocation of the shares of Common Stock that are entitled to be included in such Incidental Registration shall be identical to the allocation described in the preceding sentence. This paragraph 3 will supersede in its entirety paragraph 5 of the 1996

Letter upon the execution of the Amended and Restated Registration Rights Agreement, which will occur on the Closing Date.

         4. Waiver of Adjustments of Warrant Price and Certain Preemptive Rights and Consent. The parties hereto acknowledge that the Company has agreed to the 1998 Issuance. In addition,

                  (a) Each of the holders of the IIA Warrants listed on Schedule 1 hereto (the "IIA Warrantholders") hereby (i) waives (x) its or his rights to any adjustments under Section 2 of the IIA Warrants with respect to the 1998 Issuance, including without limitation, Section 2.2.1 thereof, and (y) its or his preemptive rights under Section 9 of the IIA Warrants with respect to the Warrants Issuance, and (ii) consents to the honoring of its or his preemptive rights under Section 9 of the IIA Warrants with respect to the Stock Issuance and the Rights Offering in the manner described herein;

                  (b) each of the Management Warrantholders hereby (i) waives
(x) his rights to any adjustments under Section 2 of the Management Warrants with respect to the 1998 Issuance, including without limitation, Section 2.2.1 thereof, and (y) his preemptive rights under Section 9 of the Management Warrants with respect to the Warrants Issuance, and (ii) consents to the honoring of his preemptive rights under Section 9 of the Management Warrants with respect to the Stock Issuance and the Rights Offering in the manner described herein; and

                  (c) CentreLine hereby (i) waives (x) its rights under Section 2 of the CentreLine Warrant with respect to the 1998 Issuance, including, without limitation, Section 2.3.1 thereof, and (y) its preemptive rights under
Section 9 of the CentreLine Warrant with respect to the Warrants Issuance, and
(ii) consents to the honoring of its preemptive rights under Section 9 of the CentreLine Warrant with respect to the Stock Issuance and the Rights Offering in the manner described herein.

         5. Termination of Paragraph 1 of the 1996 Letter. At the Closing Date, paragraph 1 of the 1996 Letter will be deemed to be terminated and of no further force and effect.

         6. Grant of Preemptive Rights with Respect to Stock Issuance and Rights Offering. The Company hereby agrees to honor the preemptive rights available to the Warrantholders pursuant to the terms of the Warrants in connection with the Stock Offering and the Rights Offering in one of two ways:

                  (a) Purchase of Common Stock. A Warrantholder may exercise its or his preemptive rights by purchasing, at a price per share of Common Stock of $16.75 in cash, up to that number of shares of Common Stock equal to the number of Warrants held by such Warrantholder. The price per share at which a Warrantholder may purchase Common Stock pursuant to the preemptive rights set forth in this paragraph 6(a) is the same as the price per share of Common Stock under the 1998

Stock Purchase Agreement. Any Warrantholder interested in exercising its or his preemptive rights by purchasing Common Stock must deliver (i) an election form and (ii) a stock subscription agreement, which election form and stock subscription agreement shall be in the form attached to this letter. Any Warrantholder making such election hereby agrees that the Company will thereupon exclude such Warrantholder from participating in the Rights Offering (as described below). No Warrantholder may elect to exercise preemptive rights by purchasing Common Stock and also receive Rights in the Rights Offering. The shares of Common Stock purchased by a Warrantholder in connection with the exercise of its or his preemptive rights will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be transferred in the absence of such registration or an exemption therefrom under the Securities Act.

         The election form and stock subscription agreement must be returned to the Company, by overnight delivery or by fax, no later than NOVEMBER 2, 1998 (the "Delivery Due Date") to the address set forth in paragraph 7.

         If a Warrantholder fails to deliver an election form and a stock subscription agreement on or prior to the Delivery Due Date, such Warrantholder will be issued Rights in connection with the Rights Offering, and will not have any further opportunity to exercise preemptive rights by purchasing Common Stock. Although the Company is requesting an election be made in a relatively short period of time, for planning purposes, the election will be revocable by a Warrantholder until the Payment Due Date described below, and after payment is made will be irrevocable.

         In order to allow the Company to timely complete its acquisition of Business Insurance Group, Inc., payment with respect to a Warrantholder's purchase of Common Stock referred to in paragraph 6(a) will be due to the Company no later than the expiration date of the Rights Offering, November 20, 1998 (the "Payment Due Date"). Payment must be made in immediately available funds in the manner set forth in paragraph 7. If payment is not received on or before the Payment Due Date, a Warrantholder will be deemed to have revoked its election to exercise preemptive rights by purchasing Common Stock.

                  (b) Participation in the Rights Offering. The Company will issue to each Warrantholder who does not elect to exercise its or his preemptive rights by purchasing Common Stock in the manner described in paragraph 6(a) above (or who does not timely return an election form and stock subscription agreement) that number of Rights to purchase a share of Common Stock at $16.75 per share equal to the number of Warrants held by such Warrantholder. Such Rights will be identical to the Rights granted to the Stockholders of the Company, are intended to be freely transferrable and listed on the Nasdaq National Market under the symbol "SNTLR," and the shares purchased upon exercise of such Rights are intended to be registered under the Securities Act and designated for trading on Nasdaq. As these Rights are identical to the Rights issued to the stockholders of the Company, matters related to issuance, transferability, expiration date, and manner of payment will be the same for participating Warrantholders and stockholders of the Company. This letter does not constitute an offering by the Company with respect to the Rights. Such offering will only be made pursuant to a registration statement declared effective under the Securities Act and the prospectus contained within such registration statement will be sent to each Warrantholder who is to receive Rights in connection with the Rights Offering.

         The Company believes that certain tax advantages will be available to those Warrantholders wishing to purchase additional Common Stock if such Warrantholders elect to purchase Common Stock in the manner described in paragraph 6(a). These matters are more fully described on Exhibit A to this letter.

         Warrantholders are requested to review the Warrants, as the consent given in this letter to the procedures established in paragraphs 6(a) and 6(b) will allow the Company to honor the preemptive rights in a manner not expressly permitted by the Warrants, but in a manner the Company believes will allow it to comply with its obligations under the purchase agreement pursuant to which Business Insurance Group, Inc. will be acquired, and applicable laws, including federal and state securities laws.

         7. Delivery and Payment Instructions.

         Delivery of the election form and the stock subscription agreement shall be made to:

         Riordan & McKinzie
         300 S. Grand Ave., 29th Floor
         Los Angeles, CA 90071
         Attention: Douglas C. Carleton
         Reference: Superior National Insurance Group, Inc.
         Facsimile: (213) 229-8550
         Telephone: (213) 229-8408

         Delivery by facsimile is acceptable if original documents are provided within three (3) business days.

         Payments may be made by wire transfer to:

         Bank Name:      Imperial Bank
         Account Name:   Superior National Insurance Group
         Reference Name: Preemptive Rights Holding Account
         Account #:      017-108-832
         ABA#:           122201444

         NOTE: Payments by personal or bank check should be remitted to the address above AT LEAST (10) DAYS prior to the Payment Due Date. A subscription for shares will not be effective if immediately available funds are not held in the Company's account at 5:00 p.m. on the Payment Due Date.

         If closing of the transactions contemplated by the 1998 Stock Purchase Agreement is not completed within 60 days of the Payment Due Date, the Company will cancel the certificates issued and return the funds paid for the shares, with interest accrued at the three-month U.S. treasury rate published on the Payment Due Date from (and including) the Payment Due Date to (but excluding) the date the funds are sent by the Company to the Warrantholder.

         8. Agency and Proxy Agreement. Each Warrantholder hereby agrees that the Common Stock and Rights (and the Common Stock issued upon the exercise of the Rights) received by them pursuant to the exercise of preemptive rights in connection with the Stock Issuance and the Rights Offering will not be subject to the Agency and Proxy Agreement, dated as of March 2, 1992, among IIA, III and the other parties signatory thereto.

         9. Counterparts. This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same letter agreement.

         10. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

         11. Binding Effect. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

         12. Ratification of Warrants. Except as otherwise expressly provided herein, all of the terms and conditions of each of the IIA Warrants, the Management Warrants and the CentreLine Warrant are ratified and shall remain in full force and effect.

         13. Termination. If the transactions contemplated by the 1998 Stock Purchase Agreement are not consummated and such agreement thereby terminates, then upon such termination, this letter agreement shall immediately terminate without further action by the parties hereto, and all terms, rights, restrictions and conditions created hereunder shall terminate and have no further force and effect.

         14. Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this letter agreement.

                                      Very truly yours,

                                      SUPERIOR NATIONAL INSURANCE GROUP, INC.


                                      By: /s/ J. Chris Seaman
                                          -------------------
                                          Name:  J. Chris Seaman
                                          Title: Chief Financial Officer

Agreed and accepted on this
16th day of October, 1998

INSURANCE PARTNERS, L.P.

By: Insurance GenPar, L.P., its General Partner
By: Insurance GenPar MGP, L.P., its General Partner
By: Insurance GenPar MGP, Inc., its General Partner


By: /s/ Steven B. Gruber
    --------------------
    Name:  Steven B. Gruber
    Title: Vice President


INSURANCE PARTNERS OFFSHORE (BERMUDA), L.P.

By: Insurance GenPar (Bermuda), L.P., its General Partner
By: Insurance GenPar (Bermuda) MGP, L.P., its General Partner
By: Insurance GenPar (Bermuda) MGP, Ltd., its General Partner


By: /s/ Steven B. Gruber
    --------------------
    Name:  Steven B. Gruber
    Title: Vice President

CAPITAL Z PARTNERS, LTD.


By: /s/ Bradley E. Cooper
    ---------------------
    Name:  Bradley E. Cooper
    Title: Senior Vice President


INTERNATIONAL INSURANCE ADVISORS, INC.


By: /s/ Robert Spass
    ----------------
    Name:  Robert Spass
    Title: President


INTERNATIONAL INSURANCE ADVISORS, L.P.

By: International Insurance Investors (Bermuda) Limited,
      its General Partner


By: /s/ Bradley E. Cooper
    ---------------------
    Name:  Bradley E. Cooper
    Title: Director

INTERNATIONAL INSURANCE INVESTORS
  (BERMUDA) LIMITED


By: /s/ Bradley E. Cooper
    ---------------------
    Name:  Bradley E. Cooper
    Title: Director


CENTRE SOLUTIONS (BERMUDA) LIMITED


By: /s/ Tara Leonard
    ----------------
    Name:  Tara Leonard
    Title: Senior Vice President and
           Chief Accounting Officer


TRUSTEES OF THE ESTATE OF BERNICE P. BISHOP


By: /s/ Henry Haalio Peters
    -----------------------
    Name:  Henry Haalio Peters
    Title: Trustee


CARLISLE VENTURES, INC.


By: /s/ Gary A. Poliner
    -------------------
    Name:  Gary A. Poliner
    Title: Vice President


BEACH HAVEN INVESTORS, INC.


By: /s/ Robert Spass
    ----------------
    Name:  Robert Spass
    Title: President


FLUOR REINSURANCE INVESTMENTS, INC.


By: /s/ T. H. Morrow
    ----------------
    Name:  T. H. Morrow
    Title: Assistant Treasurer

TJS PARTNERS, L.P.


By: /s/ Thomas J. Salvatore
    -----------------------
    Name:  Thomas J. Salvatore
    Title: Managing General Partner


THE RAVENSWOOD INVESTMENT COMPANY, L.P.


By: /s/ Robert E. Robutti
-------------------------
    Name:  Robert E. Robutti
    Title: General Partner


INTERNATIONAL INSURANCE ADVISORS, INC. 401(K)
  AND PENSION PLANS


By: /s/ Steven Germain
----------------------
    Name:  Steven Germain
    Title: Trustee


/s/ Robert A. Spass
-------------------
Robert A. Spass


/s/ Paul H. Warren
------------------
Paul H. Warren


/s/ Bradley E. Cooper
---------------------
Bradley E. Cooper

---------------------
Craig Schwarberg



CENTRELINE REINSURANCE LIMITED


By: /s/ Tara Leonard
--------------------
    Name:  Tara Leonard
    Title: Senior Vice President and
           Chief Accounting Officer


/s/ Karl O. Johnson
-------------------
Karl O. Johnson


/s/ Joseph P. Wolonsky
----------------------
Joseph P. Wolonsky


/s/ J. Chris Seaman
-------------------
J. Chris Seaman


----------------------
Richard D. Hotchkiss


----------------------
Edwin J. Wilson

                                                                      Schedule 1
                                                                      ----------

                               IIA Warrantholders
                               ------------------

            IIA Warrantholder                                Address
            -----------------                                -------

International Insurance Investors (Bermuda)     Cumberland House
Limited                                         One Victoria Street,
                                                Seventh Floor
                                                Hamilton HM HX, Bermuda

Centre Reinsurance Limited                      Cumberland House
                                                One Victoria Street,
                                                Seventh Floor
                                                Hamilton HM HX, Bermuda

Trustees of the Estate of Bernice P. Bishop     567 South King Street
                                                Suite 200
                                                Honolulu, Hawaii 96813

Carlisle Ventures, Inc.                         720 East Wisconsin Avenue
                                                Milwaukee, Wisconsin 53202

Beach Haven Investors, Inc.                     10 Floral Court
                                                Westfield, New Jersey 07090

Fluor Reinsurance Investments, Inc.             3333 Michaelson Drive
                                                Irvine, California 92730

TJS Partners, L.P.                              115 East Putnam
                                                Greenwich, Connecticut 06830

Robert A. Spass                                 One Chase Manhattan Plaza
                                                44th Floor
                                                New York, New York 10005

Paul H. Warren                                  One Chase Manhattan Plaza
                                                44th Floor
                                                New York, New York 10005

Bradley E. Cooper                               One Chase Manhattan Plaza
                                                44th Floor
                                                New York, New York 10005

Craig Schwarberg                                5407 Mission Hills
                                                Kansas City, Missouri 66208

International Insurance Advisors, Inc.          One Chase Manhattan Plaza
401(k) and Pension Plans                        44th Floor
                                                New York, New York 10005

The Ravenswood Investment Company,              52 Vanderbilt Avenue
L.P.                                            5th Floor
                                                New York, New York 10017

                                                                      Schedule 2
                                                                      ----------

                            Management Warrantholders
                            -------------------------

Karl O. Johnson
Joseph P. Wolonsky
J. Chris Seaman
Richard D. Hotchkiss
Edwin J. Wilson

                                    EXHIBIT A
                                 TAX DISCUSSION


         The following is a general discussion of certain U.S. Federal income tax considerations applicable to Warrantholders upon the exercise of their preemptive rights or, if applicable, upon the issuance, exercise, disposition and lapse of Rights issued pursuant to the Rights Offering. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service (the "Service"), and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. This discussion does not deal with all aspects of federal income taxation that may be relevant to particular Warrantholders in light of their personal investment circumstances (for example, to persons holding their warrants as part of a conversion transaction or as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes), nor does it discuss federal income tax considerations applicable to Warrantholders subject to special treatment under the federal income tax laws (for example, insurance companies, tax-exempt organizations, financial institutions or broker-dealers, taxpayers subject to the alternative minimum tax or non-United States persons).

         This discussion assumes that the Warrantholders hold their warrants as capital assets and will hold any shares of common stock of the Company received upon the exercise of their preemptive rights or, if applicable, the exercise of the Rights as capital assets (persons who may not be holding their warrants as capital assets might include, for example, securities dealers or traders who do not hold their warrants primarily for investment or who treat their warrants as inventory for federal income tax purposes). In addition, this discussion does not consider the effect of any foreign, state, local, gift or estate or other tax laws that may be applicable to a particular warrant holder. No ruling has been or will be sought from the Service concerning the tax issues addressed herein, and such issues may be subject to substantial uncertainty resulting from the lack of definitive judicial or administrative authority and interpretations applicable thereto. THEREFORE, ALL WARRANTHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE EXERCISE OF THEIR PREEMPTIVE RIGHTS OR, IF APPLICABLE, RECEIVING RIGHTS PURSUANT TO THE RIGHTS OFFERING TO THEM, INCLUDING THE EFFECTS OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

         EXERCISE OF PREEMPTIVE RIGHTS. As discussed more fully in the letter agreement to which this Exhibit A is attached, all Warrantholders have preemptive rights pursuant to the terms of their warrants. The Company has the obligation to offer the warrant holders the opportunity to exercise their preemptive rights under the terms of the 1998 Stock Purchase Agreement. Pursuant to such preemptive rights, the Warrantholders will have the right to subscribe for common stock of the Company at the price of $16.75 per share or the right to be issued Rights in the Rights Offering. Although not free from doubt due to the lack of directly applicable authority, the Company believes that the exercise of preemptive rights of Warrantholders who do not elect to receive Rights most likely will be treated as a nontaxable purchase of common stock pursuant to a previously bargained for contractual right. If the exercise of preemptive rights is not treated as a nontaxable purchase of common stock, the transaction could be treated a taxable distribution of the right to acquire common stock. Therefore, all warrant holders who exercise their preemptive rights should consult and rely upon their own tax advisors as to the specific tax consequences to them relating to the exercise of their preemptive rights.

         The tax basis of the common stock acquired through the exercise of preemptive rights will be equal to the purchase price paid therefor. The holding period for the common stock acquired through the exercise of preemptive rights will begin on the day following the receipt of such stock.

         ISSUANCE, EXERCISE, DISPOSITION AND LAPSE OF RIGHTS. The Company believes that the distribution of Rights to warrant holders pursuant to the Rights Offering most likely would be characterized as a taxable distribution of the right to acquire common stock and not as a nontaxable distribution under
Section 305(a) of the Code nor as a distribution under Sections 301 and 305(b) of the Code. Therefore, the holders of warrants would recognize taxable income for federal income tax purposes in connection with the receipt of Rights in an amount equal to the then-fair market value of the Rights received on the date of their distribution.

         The tax basis of Rights received by a Warrantholder as a distribution with respect to the holder's warrants will equal the Rights fair market value and his or her holding period will commence on the day following the date of distribution of the Rights.

         A Warrantholder who sells Rights received in the Rights Offering rather than exercising them will recognize capital gain or loss in an amount equal to the difference between the sale proceeds and the holder's basis in the Rights sold.

         Warrantholders who allow Rights received by them pursuant to the Rights Offering to lapse will recognize capital loss in an amount equal to the holder's tax basis.

         Warrantholders will not recognize any gain or loss upon the exercise of Rights. The tax basis of the common stock acquired through exercise of the Rights will be equal to the sum of the amount paid therefor and the holder's tax basis in the Rights. The holding period for the common stock acquired through exercise of the Rights will begin on the day following the date the Rights are considered exercised.
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                              ELECTION CERTIFICATE

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                          STOCK SUBSCRIPTION AGREEMENT